Exhibit 4.1

DUKE ENERGY OHIO, INC.

(FORMERLY NAMED “THE CINCINNATI GAS & ELECTRIC COMPANY”)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

(SUCCESSOR TRUSTEE TO THE BANK OF NEW YORK MELLON
AND TO IRVING TRUST COMPANY)

FORTY-FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF June 23, 2016

TO

FIRST MORTGAGE

DATED AS OF AUGUST 1, 1936

Creating First Mortgage Bonds, 3.70% Series, Due June 15, 2046

FORTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of June 23, 2016, between DUKE ENERGY OHIO, INC. (hereinafter sometimes referred to as the “Company”), a corporation organized and existing under the laws of the State of Ohio, formerly named The Cincinnati Gas & Electric Company, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, and the successor trustee to The Bank of New York Mellon and Irving Trust Company (hereinafter sometimes referred to as the “Trustee”), whose mailing address is 10161 Centurion Parkway N, Jacksonville, Florida 32256.

RECITALS OF THE COMPANY

The Indenture, dated as of August 1, 1936 (the “Original Indenture”) was authorized, executed and delivered by the Company to provide for the issuance from time to time of its bonds, to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the bonds.

The Company has heretofore executed and delivered to the Trustee forty-two supplemental indentures for the purposes recited therein, including creating series of Securities and otherwise amending, restating and supplementing the Original Indenture (the Original Indenture, as so amended, restated and supplemented, being hereinafter called the “Indenture”).

The Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to make, execute and deliver to the Trustee this Forty-fourth Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01, 13.01 and 16.03 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, one new series of Securities under the Indenture to be designated as “First Mortgage Bonds, 3.70% Series, Due June 15, 2046”), in an aggregate principal amount of $250,000,000 (hereinafter referred to as the “Bonds”).

All things necessary to make the Bonds herein described, when duly authenticated by the Trustee and issued by the Company, valid, binding, and legal obligations of the Company, and to make this Forty-fourth Supplemental Indenture a valid and binding agreement supplemental to the Indenture, have been done and performed.

THIS FORTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and of the acceptance and purchase of the Bonds, the Company hereby covenants and agrees to and with the Trustee as follows:

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ARTICLE ONE.

DEFINITIONS

SECTION 1.01.  DEFINITIONS.

(a)                                 In addition to the words and terms defined elsewhere in this Forty-fourth Supplemental Indenture, the following defined term used herein shall, unless the context otherwise requires, have the meaning specified below.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.

(b)                                 Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.  The terms defined herein include the plural as well as the singular.

ARTICLE TWO.

FIRST MORTGAGE BONDS, 3.70% SERIES, DUE JUNE 15, 2046

SECTION 2.01.  CREATION AND DESIGNATION OF BONDS.

There is hereby created a series of Securities to be issued under and secured by the Indenture, to be designated as “First Mortgage Bonds, 3.70% Series, Due June 15, 2046”) (such series being the Bonds hereinbefore referenced).

SECTION 2.02.  AGGREGATE PRINCIPAL AMOUNT OF BONDS ISSUABLE.

(a)                                 The principal amount of Bonds which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000) (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Section 3.04, 3.05, 3.06, 5.06 or 13.06 of the Indenture and except for any Bonds which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered hereunder).

(b)                                 The Bonds in the aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of Retired Securities issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 16.03 of the Indenture and upon receipt by the Trustee of the officer’s certificate and other documents required by said Section 16.03.

SECTION 2.03.  BOOK-ENTRY SYSTEM.

The following provisions shall apply to the Bonds.

(a)                                 The Bonds shall be issued in fully registered form only.  However, except as provided elsewhere in this Section, the registered owner of the Bonds initially shall be The Depository Trust Company (“DTC”) or its nominee, and the Bonds initially shall be registered in the name of DTC or its nominee.  Payment of the principal or Redemption Price (if any) of or interest on Bonds registered in the name of DTC or its nominee shall be made in the manner specified in DTC’s rules and by-laws.  DTC (and any successor securities depositary) and its (or their) participating institutions (each, a “Participant”) shall maintain a book-entry registration and transfer system with respect to ownership of beneficial interests in the Bonds (the “Book-Entry System”).

(b)                                 The Bonds initially shall be issued in the form of one or more authenticated, fully registered bonds (a “Global Security”) which (i) need not be in the form of a lithographed or engraved certificate, but may be typewritten or printed on ordinary paper or such paper as the Trustee may reasonably request, (ii) shall represent and be denominated in an amount equal to 100% of the aggregate principal amount of such Bonds issued under the Indenture and this Forty-fourth Supplemental Indenture, (iii) shall be executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and this Forty-fourth Supplemental Indenture, (iv) shall be registered in the name of DTC or its nominee, and delivered to DTC or its nominee or a custodian therefor, and (v) shall contain the following legend on the face thereof:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Bonds in definitive certificated form, each Global Security representing the Bonds may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor securities depository or a nominee of any such successor securities depository.

(c)                                  The Trustee and the Company may treat DTC or its nominee, or any successor securities depositary or nominee thereof (collectively, the “Depository”) as the sole and exclusive owner of the Bonds registered in its name for the purposes of payment of the principal or Redemption Price (if any) of or interest on the Bonds, giving any notice permitted or required to be given to Holders of the Bonds under the Indenture or this Forty-fourth Supplemental Indenture, registering the transfer of the Bonds, obtaining any consent or other action to be taken by Holders of the Bonds, and for all other purposes whatsoever and neither the Trustee nor the Company shall be affected by any notice to the contrary.  Neither the Company nor the Trustee nor any Security Registrar nor any Paying Agent shall have any responsibility or obligation to any Participant, any Person claiming a beneficial ownership interest in the Bonds under or through the Depository or any Participant, or any other Person which is not shown on the Security Register as being a Holder of Bonds with respect to (i) the accuracy of any records maintained by the Depository or any Participant; (ii) the payment by the Depository to any Participant of any amount in respect of the principal or Redemption Price (if any) of or interest on the Bonds; (iii) the payment by any Participant to any owner of a beneficial ownership interest in the Bonds in respect of the principal or Redemption Price (if any) of or interest on the Bonds or (iv) any consent or other action taken by the Depository as owner of the Bonds.  The Trustee shall pay all principal or Redemption Price (if any) of and interest on the Bonds only to or upon the order of the registered Holder or Holders of the Bonds, as shown on the Security Register, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal or Redemption Price (if any) of and interest on the Bonds, to the extent of the sum or sums so paid.  Except as hereinafter provided, no Person other than a Holder of a Bond, as shown on the Security Register, shall receive an authenticated Bond evidencing the obligation of the Company to make payment of the principal or Redemption Price (if any) of and interest on the Bonds, pursuant to the Indenture or this Forty-fourth Supplemental Indenture.  Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee for Cede & Co, and subject to the provisions of the Indenture, the word “Cede & Co.”, as used in this Forty-fourth Supplemental Indenture, shall refer to each new nominee of DTC.

(d)                                 In the event that after the occurrence of an Event of Default that has not been cured or waived, holders of a majority in aggregate principal amount of the beneficial interests in the Bonds, as reflected in the books and records of the Depository, notify the Trustee, through the Depository or any Participant, that the continuation of the Book-Entry System is no longer in the best interests of such holders of beneficial interests in the Bonds, then the Trustee shall notify the Depository and the Company, and the Depository will notify each Participant of the availability through the Depository of definitive certificated Bonds.  In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order, for the authentication and delivery of definitive certificated Bonds, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-fourth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Securities and in exchange for such Global Security or Securities.

(e)                                  If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Bonds, or if at any time the Depository shall no longer be registered as a clearing agency in good standing under the Exchange Act or other applicable statute or regulation, the Company may appoint a successor Depository with respect to the Bonds.  If a successor Depository for the Bonds is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds, will authenticate and deliver Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-fourth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(f)                                   The Company may at any time and in its sole discretion and subject to the procedures of the Depository determine that the Bonds shall no longer be represented by a Global Security or Global Securities.  In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive certificated Bonds, will authenticate and deliver such Bonds in definitive certificated form, in any authorized denominations, all pursuant to the provisions of the Indenture and this Forty-fourth Supplemental Indenture, to the Person or Persons specified to the Trustee in writing by the Depository in the aggregate principal amount of the Global Security or Global Securities and in exchange for such Global Security or Global Securities.

(g)                                  Upon the exchange of any Global Security for the Bonds in definitive certificated form, in authorized denominations, the related Global Security or Global Securities shall be cancelled by the Trustee.

(h)                                 Whenever the Depository requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depository in taking appropriate action after reasonable notice to (i) make available one or more separate Global Securities evidencing the Bonds to any Participant having the Bonds credited to its account at the Depository, or (ii) arrange for another Depository to maintain custody of the Global Security or Securities evidencing the Bonds.

(i)                                     In connection with any notice or other communication to be provided to Holders of the Bonds pursuant to the Indenture or this Forty-fourth Supplemental Indenture by the Company or the Trustee with respect to any consent or other action to be taken by Holders of the Bonds, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.  Such notice to the Depository shall be given only so long as a Depository or its nominee is the sole Holder of the Bonds.

SECTION 2.04.  DATE OF BONDS.

Each Bond issued prior to the first Interest Payment Date therefor shall be dated as of June 23, 2016, and otherwise shall be dated as provided in Section 3.03 of the Indenture.

SECTION 2.05.  MATURITY DATE, INTEREST RATE, INTEREST PAYMENT DATES AND REGULAR RECORD DATES FOR THE BONDS.

(a)                                 The Bonds shall be due and payable on June 15, 2046, and shall bear interest from June 23, 2016 or the last date to which interest has been paid or duly provided for at the rate of 3.70% per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing December 15, 2016 (each such date being an Interest Payment Date for the Bonds).  In the event that any Interest Payment Date for the Bonds should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(b)                                 Subject to certain exceptions provided in the Indenture or this Forty-fourth Supplemental Indenture, the interest payable on any Interest Payment Date for the Bonds shall be paid to the Person in whose name the Bonds shall be registered at the close of business on the Regular Record Date for the Bonds (as defined in the form of the Bonds set forth in Section 2.10) or, in the case of any Defaulted Interest therefor, in the manner and to the Person as provided in Section 3.07 of the Indenture.

SECTION 2.06.  PLACE AND MANNER OF PAYMENT OF BONDS.

Subject to agreements with or the rules of the Depository or any successor book-entry security system or similar system with respect to Global Securities, the principal or Redemption Price (if any) of and interest on the Bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the Holder thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on the Bonds may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

SECTION 2.07.  DENOMINATIONS AND NUMBERING OF DEFINITIVE BONDS.

Definitive Bonds shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, numbered in each case consecutively from “R-1” upward.

SECTION 2.08.  TEMPORARY BONDS AND EXCHANGE THEREOF.

Pursuant to the provisions of Section 3.04 of the Indenture, the Bonds may be issued in temporary form, and if temporary bonds be issued, the Company shall, with all reasonable dispatch, at its own expense and without charge to the holders of the temporary bonds, prepare and execute definitive Bonds and exchange the temporary bonds for such definitive bonds in the manner provided for in said Section, provided, however, no presentation or surrender of temporary Bonds shall be necessary in order for the Holders entitled to interest thereon to receive such interest.

SECTION 2.09.  REDEMPTION PROVISIONS OF THE BONDS.

(a)                                 The Bonds.

(i)                                     At any time before December 15, 2045 (the “Par Call Date”), the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed that would be due if the Bonds matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20% (20 basis points), plus, in each case, accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.  For the avoidance of doubt, interest that is due and payable on an Interest Payment Date for the Bonds falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds and the Indenture.  The Company shall notify the Trustee of the Redemption Price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof.  The Trustee shall not be responsible for calculating said Redemption Price.

At any time on or after the Par Call Date, the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.

(ii)                                  For purposes of this Section 2.09(a), except as otherwise expressly provided or unless the context otherwise requires:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds being redeemed (assuming, for this purpose, that the Bonds matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Bonds, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Citigroup Global Markets, Inc., a Primary Treasury Dealer (as defined below) selected by Lebenthal & Co., LLC, a Primary Treasury Dealer selected by Loop Capital Markets LLC, a Primary Treasury Dealer selected by Mischler Financial Group, Inc., a Primary Treasury Dealer selected by Samuel A. Ramirez & Company, Inc., and a Primary Treasury Dealer selected by The Williams Capital Group, L.P., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(iii)                               Notice of any redemption by the Company will be mailed by or at the direction of the Company at least thirty (30) days but not more than sixty (60) days before any Redemption Date to each Holder of the Bonds to be redeemed.  If less than all the Bonds are to be redeemed at the option of the Company, the Bonds, if they are in global form, will be redeemed in accordance with the procedures of DTC, and if they are in the form of definitive certificates, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds to be redeemed in whole or in part.

(iv)                              Unless the Company defaults in payment of the Redemption Price therefor, on and after any Redemption Date therefor, interest will cease to accrue on the Bonds or portions thereof called for redemption.

(b)                                 The Company shall indemnify and hold harmless the Trustee from any and all losses, costs, damages, expenses, fees (including reasonable attorneys’ fees), court costs, judgments, penalties, obligations, suits, disbursements and liabilities of any kind or character whatsoever which may at any time be imposed upon, incurred by or asserted against the Trustee by reason of or arising out of or caused, directly or indirectly, by any act or omission of the Trustee with respect to this Section 2.09, except for such that would arise out of the gross negligence, willful misconduct or bad faith of the Trustee and except for costs and expenses arising in the ordinary course of the Trustee’s business.

SECTION 2.10.  FORM OF THE BONDS.

The Bonds and the Trustee’s certificate to be endorsed thereon shall be substantially in the following form:

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(FORM OF BOND)

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.](1)

No. R-	$
CUSIP No: 26442EAE0
ISIN: US26442EAE05

DUKE ENERGY OHIO, INC.

FIRST MORTGAGE BOND, 3.70% SERIES,

DUE JUNE 15, 2046

Duke Energy Ohio, Inc., an Ohio corporation (hereinafter called the “Company”), for value received, hereby promises to pay to               , or registered assigns, the principal sum of                               Dollars ($ ) on the fifteenth day of June, 2046 and to pay interest on said sum from June 23, 2016 or from the most recent date to which interest has been paid or duly provided for, until said principal sum is paid or made available for payment, at the rate of 3.70% per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing December 15, 2016 (each such date herein called an “Interest Payment Date”).  The principal of and premium, if any, and interest on this bond shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in Cincinnati, Ohio, or, at the option of the registered owner hereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, except that interest on this bond may be paid, at the option of the Company, by check or draft mailed to the address of the Person entitled thereto as it appears on the Security Register.

This bond is one of the Securities of the Company issued and to be issued from time to time under and in accordance with and all secured by a First Mortgage Indenture, dated as of August 1, 1936, from the Company to The Bank of New York Mellon Trust Company, N.A., as successor Trustee (which indenture as amended, restated and supplemented by all supplemental indentures is hereinafter referred to as the “Indenture”).  Said Trustee or its successor in trust under the Indenture is hereinafter sometimes referred to as the “Trustee.”  Reference is hereby made to the Indenture for a description of the property mortgaged and pledged and the nature and extent of the security for said Securities.  By the terms of the Indenture, the Securities secured

(1)   This should be included only if the Bonds are being issued in global form.

thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York, New York or Cincinnati, Ohio are generally authorized or required by law, regulation or executive order to remain closed.  Capitalized terms not otherwise defined herein have the meanings specified therefor in the Indenture.

This bond is one of a series designated as “First Mortgage Bonds, 3.70% Series, Due June 15, 2046” (hereinafter referred to as the “Bonds”) of the Company issued under and secured by the Indenture and created by a Forty-fourth Supplemental Indenture, dated as of June 23, 2016.

Subject to certain exceptions provided in the Indenture, the interest payable on any Interest Payment Date shall be paid to the Person in whose name this bond shall be registered at the close of business on the Regular Record Date (hereinafter defined) or, in the case of Defaulted Interest therefor, in the manner and to the person as provided in the Indenture.  If any Interest Payment Date should fall on a day that is not a Business Day, then the interest payment shall be made on the next succeeding Business Day and no interest shall accrue for the intervening period with respect to the payment so deferred.

The term “Regular Record Date” shall mean, with respect to any Interest Payment Date for any Bonds, the close of business on the fifteenth (15th) calendar day next preceding the respective Interest Payment Date (whether or not a Business Day); provided, however, that so long as the Bonds are held by a Depository in the form of one or more Global Securities, the Regular Record Date with respect to each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date.

At any time before December 15, 2045 (the “Par Call Date”), the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed that would be due if the Bonds matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.20% (20 basis points), plus, in the case of each of clause (1) and (2), accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.  For the avoidance of doubt, interest that is due and payable on an Interest Payment Date falling on or prior to a Redemption Date therefor will be payable on such Interest Payment Date in accordance with the Bonds and the Indenture.

At any time on or after the Par Call Date, the Bonds may be redeemed in whole or in part, at the option of the Company at any time, at a Redemption Price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the Redemption Date.

For purposes of the redemption provisions of the Bonds, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Bonds being redeemed (assuming, for this purpose, that the Bonds matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Bonds.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Bonds, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of Citigroup Global Markets, Inc., a Primary Treasury Dealer (as defined below) selected by Lebenthal & Co., LLC, a Primary Treasury Dealer selected by Loop Capital Markets LLC, a Primary Treasury Dealer selected by Mischler Financial Group, Inc., a Primary Treasury Dealer selected by Samuel A. Ramirez & Company, Inc., and a Primary Treasury Dealer selected by The Williams Capital Group, L.P., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption by the Company will be mailed or transmitted by or at the request of the Company at least thirty (30) days but not more than sixty (60) days before any Redemption Date to each Holder of Bonds to be redeemed.  If less than all the Bonds are to be redeemed at the option of the Company, the Bonds, if they are in global form, will be redeemed in accordance with the procedures of DTC, and if they are in the form of definitive certificates, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Bonds to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Bonds, interest will cease to accrue on the Bonds or portions thereof called for redemption.

In the case of any of certain Events of Default specified in the Indenture, the principal of this bond may be declared or may become due and payable prior to the stated date of maturity hereof in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal or Redemption Price of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The Bonds are issuable only in registered form without coupons.  This bond is transferable by the registered owner hereof, in person or by an attorney duly authorized, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, upon the surrender and cancellation of this bond, and upon any such transfer a new registered Security or Securities of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Bonds are issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  In the manner and subject to the limitations provided in the Indenture, the Bonds are exchangeable as between authorized denominations, upon presentation thereof for such purpose by the registered owner, at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., the Trustee, or its successor in trust under the Indenture, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York.

No service charge will be made for any transfer or exchange of this bond, but the Company may require a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

IN WITNESS WHEREOF, Duke Energy Ohio, Inc. has caused this bond to be executed in its name by the manual or facsimile signature of an Authorized Officer.

DUKE ENERGY OHIO, INC.

By
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By
Authorized Signatory

Dated:

[END OF ARTICLE TWO.]

ARTICLE THREE.

MISCELLANEOUS

SECTION 3.01.  INDENTURE RATIFIED AND CONFIRMED.

The Indenture, as supplemented by this Forty-fourth Supplemental Indenture, is in all respects ratified and confirmed and shall be read, taken and construed as one and the same instrument.

SECTION 3.02.  EXECUTION IN COUNTERPARTS

This Forty-fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.03.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings in this Forty-fourth Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 3.04.  SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Forty-fourth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.05.  SEPARABILITY CLAUSE.

In case any provision in this Forty-fourth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.06.  BENEFITS OF INDENTURE.

Nothing in this Forty-fourth Supplemental Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Bonds, any benefit or any legal or equitable right, remedy or claim under this Forty-fourth Supplemental Indenture.

SECTION 3.07.  GOVERNING LAW.

This Forty-fourth Supplemental Indenture and the Bonds shall be governed by and construed in accordance with the laws of the State of Ohio, except (a) to the extent that the Trust Indenture Act shall be applicable, and (b) that the rights, duties, obligations, privileges, immunities and standard of care of the Trustee shall be governed by the laws of the State of New York.

SECTION 3.08.  TRUSTEE NOT RESPONSIBLE FOR RECITALS, ETC.

The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-fourth Supplemental Indenture.

[EXECUTION PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-fourth Supplemental Indenture to be duly executed as of the day and year first above written.

DUKE ENERGY OHIO, INC.

By	/s/ Stephen G. De May
Stephen G. De May
Senior Vice President, Tax and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

STATE OF NORTH CAROLINA	)
) ss:
COUNTY OF MECKLENBURG	)

BE IT REMEMBERED, that on this 23rd day of June, 2016, before me, the undersigned, a notary public in and for the County and State aforesaid, duly commissioned and qualified, personally appeared Stephen G. De May, personally known to me to be the same person whose name is subscribed to the foregoing instrument, and personally known to me to be the Senior Vice President, Tax and Treasurer of Duke Energy Ohio, Inc., an Ohio corporation, and acknowledged that he signed and delivered said instrument as his free and voluntary act as such Senior Vice President, Tax and Treasurer, and as the free and voluntary act of said Duke Energy Ohio, Inc., for the uses and purposes therein set forth; in pursuance of the power and authority granted to him by resolution of the Board of Directors of said Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year aforesaid.

(NOTARIAL SEAL)

/s/ Phoebe E. Elliot
Notary Public

Name: Phoebe E. Elliot
Commission Expiration: June 26, 2016

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles)

On June 22, 2016 before me, Alex Dominguez, Notary Public
(insert name and title of officer)

personally apeared Teresa Petta, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged  to me that she executed the same in her authorized capacity,  and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph  is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Alex Dominguez	(Seal)